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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-26517 on Form S-3; 333-46401 on Form S-4; and 333-14863 on Form S-8 of Loral
Space & Communications Ltd. (a Bermuda company) of our reports with respect to the consolidated financial statements of Loral Space & Communications Ltd., Space Systems/Loral, Inc., and Globalstar, L.P., and the financial statement schedule of Loral Space & Communications Ltd., appearing in or incorporated by reference in this Annual Report on Form 10-K of Loral Space & Communications Ltd. for the year ended December 31, 1997.

Deloitte & Touche LLP
New York, New York
March 27, 1998